Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q3 2024 Earnings

Oklahoma City, October 11, 2024 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter ended September 30, 2024.  “We are pleased to announce another record quarter of net income and EPS.  Our properly matched balance sheet, disciplined approach to cost controls, and excellent credit quality continues to produce outstanding results” said Thomas L. Travis, President and CEO of the Company.”

For the three months ended September 30, 2024 compared to the three months ended September 30, 2023:

-	Net income of $11.8 million compared to $7.9 million, an increase of 49.97%
-	Earnings per share of $1.24 compared to $0.85, an increase of 45.88%
-	Total assets of $1.7 billion compared to $1.8 billion, a decrease of 1.80%
-	Total loans of $1.4 billion compared to $1.4 billion, an increase of 3.21%
-	PPE of $15.5 million compared to $14.4 million, an increase of 7.86%
-	Total interest income of $33.5 million compared to $31.7 million, an increase of 5.57%

Three months ended September 30, 2024 compared to three months ended June 30, 2024

-	Net income of $11.8 million compared to $11.5 million, an increase of 2.20%
-	Earnings per share of $1.24 compared to $1.23, an increase of 0.81%
-	Total assets of $1.7 billion compared to $1.7 billion, an increase of 3.42%
-	Total loans of $1.4 billion compared to $1.4 billion, an increase of 6.32%
-	PPE of $15.5 million compared to $15.3 million, an increase of 1.61%
-	Total interest income of $33.5 million compared to $32.4 million, an increase of 3.24%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On September 30, 2024, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 11.64%, 12.93%, and 14.12%, respectively.  On September 30, 2024, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 11.64%, 12.92%, and 14.11%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Non-GAAP Financial Measures:
This earnings release contains the non-GAAP financial measure pre-provision pre-tax earnings (“PPE”).  The Company’s management uses this non-GAAP measure in their analysis of the Company’s performance.  This measure adjusts GAAP performance to exclude from net income, income tax expense, provision for credit losses, and loss on sales and calls of available-for-sale debt securities.

	For the Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Calculation of Pre-Provision Pre-Tax Earnings ("PPE")	(Dollars in thousands)
Net Income	$11,777	$11,524	$7,853
Income Tax Expense	3,719	3,731	2,351
Pre-tax net income	15,496	15,255	10,204
Add back: Provision for credit losses	-	-	4,159
Add back: (Gain)Loss on sales/calls of AFS debt securities	4	-	7
Pre-provision pre-tax earnings	15,500	15,255	14,370

Assets	September 30, 2024 (unaudited)	December 31, 2023

Cash and due from banks	$186,720	$181,042
Interest-bearing time deposits in other banks	8,715	17,679
Available-for-sale debt securities	65,160	169,487
Loans, net of allowance for credit losses of $17,873 and $19,691 at September 30, 2024 and December 31, 2023, respectively	1,419,671	1,341,148
Loans held for sale, at fair value	-	718
Premises and equipment, net	17,126	14,942
Nonmarketable equity securities	1,278	1,283
Core deposit intangibles	907	1,031
Goodwill	8,458	8,458
Interest receivable and other assets	32,407	35,878

Total assets	$1,740,442	$1,771,666

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$322,480	$482,349
Interest-bearing	1,201,736	1,109,042

Total deposits	1,524,216	1,591,391

Income taxes payable	427	302
Interest payable and other liabilities	11,637	9,647

Total liabilities	1,536,280	1,601,340

Shareholders’ equity

Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,341,267 and 9,197,696 at September 30, 2024 and December 31, 2023, respectively	93	92
Additional paid-in capital	100,760	97,417
Retained earnings	107,426	78,962
Accumulated other comprehensive loss	(4,117)	(6,145)

Total shareholders’ equity	204,162	170,326

Total liabilities and shareholders’ equity	$1,740,442	$1,771,666

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024 (unaudited)	2023	2024 (unaudited)	2023
Interest Income
Loans, including fees	$30,791	$28,880	$89,834	$81,117
Interest-bearing time deposits in other banks	177	159	675	270
Debt securities, taxable	303	699	2,266	2,106
Debt securities, tax-exempt	69	81	214	253
Other interest and dividend income	2,148	1,903	6,221	5,398

Total interest income	33,488	31,722	99,210	89,144

Interest Expense
Deposits	12,271	10,976	34,752	27,894

Total interest expense	12,271	10,976	34,752	27,894

Net Interest Income	21,217	20,746	64,458	61,250

Provision for Credit Losses	-	4,159	-	5,645

Net Interest Income After Provision for Credit Losses	21,217	16,587	64,458	55,605

Noninterest Income
Mortgage lending income	103	6	233	172
Loss on sales, prepayments, and calls of available-for-sale debt securities	(4)	(7)	(4)	(15)
Service charges on deposit accounts	233	213	742	647
Other	3,345	795	7,881	1,668

Total noninterest income	3,677	1,007	8,852	2,472

Noninterest Expense
Salaries and employee benefits	5,333	4,910	15,740	14,299
Furniture and equipment	258	254	813	755
Occupancy	711	662	1,985	1,980
Data and item processing	498	424	1,437	1,280
Accounting, marketing and legal fees	218	14	582	491
Regulatory assessments	261	279	984	1,013
Advertsing and public relations	129	74	358	273
Travel, lodging and entertainment	87	85	270	255
Other	1,903	688	5,507	2,068

Total noninterest expense	9,398	7,390	27,676	22,414

Income Before Taxes	15,496	10,204	45,634	35,663
Income tax expense	3,719	2,351	11,045	8,457
Net Income	$11,777	$7,853	$34,589	$27,206

Earnings per common share - basic	$1.26	$0.86	$3.73	$2.97
Earnings per common share - diluted	1.24	0.85	3.68	2.94
Weighted average common shares outstanding - basic	9,323,622	9,158,027	9,264,616	9,152,788
Weighted average common shares outstanding - diluted	9,498,318	9,273,595	9,402,214	9,262,003

Other comprehensive income (loss)
Unrealized gains (losses) on securities, net of tax expense of $515 and tax benefit of $485 for the three months ended September 30, 2024 and 2023, respectively; net of tax expense of $638 and $70 for the nine months ended September 30, 2024 and 2023, respectively	$1,628	$(372)	$2,025	$214
Reclassification adjustment for realized losses included in net income net of tax of $1 and $2 for the three months ended September 30, 2024 and 2023, respectively; $1 and $4 for the nine months ended September 30, 2024 and 2023, respectively	3	5	3	11
Other comprehensive income (loss)	$1,631	$(367)	$2,028	$225
Comprehensive Income	$13,408	$7,486	$36,617	$27,431

	Net Interest Margin
	For the Nine Months Ended September 30,
	2024 (unaudited)			2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$180,426	$6,896	5.09%	$162,432	$5,668	4.67%
Debt securities, taxable-equivalent	103,507	2,266	2.92	152,702	2,106	1.84
Debt securities, tax exempt	17,468	214	1.63	19,828	253	1.71
Loans held for sale	281	-	-	115	-	-
Total loans(1)	1,381,200	89,834	8.66	1,299,754	81,117	8.34
Total interest-earning assets	1,682,882	99,210	7.85	1,634,831	89,144	7.29
Noninterest-earning assets	39,499			22,560
Total assets	$1,722,381			$1,657,391

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$872,635	25,726	3.93%	$812,962	20,346	3.35%
Time deposits	255,348	9,026	4.71	257,418	7,548	3.92
Total interest-bearing deposits	1,127,983	34,752	4.10	1,070,380	27,894	3.48
Total interest-bearing liabilities	1,127,983	34,752	4.10	1,070,380	27,894	3.48

Noninterest-bearing liabilities:
Noninterest-bearing deposits	395,822			420,356
Other noninterest-bearing liabilities	12,219			10,496
Total noninterest-bearing liabilities	408,041			430,852
Shareholders' equity	186,357			156,159
Total liabilities and shareholders' equity	$1,722,381			$1,657,391

Net interest income		$64,458			$61,250
Net interest spread			3.75%			3.81%
Net interest margin			5.10%			5.01%

(1)	Nonaccrual loans are included in total loans

	Net Interest Margin
	For the Three Months Ended September 30,
	2024 (unaudited)			2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$191,583	$2,325	4.81%	$176,589	$2,062	4.63%
Debt securities, taxable-equivalent	51,172	303	2.35	151,174	699	1.83
Debt securities, tax exempt	16,889	69	1.62	19,430	81	1.65
Loans held for sale	250	-	-	232	-	-
Total loans(1)	1,418,512	30,791	8.61	1,344,038	28,880	8.52
Total interest-earning assets	1,678,406	33,488	7.92	1,691,463	31,722	7.44
Noninterest-earning assets	40,002			23,407
Total assets	$1,718,408			$1,714,870

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$922,117	9,237	3.97%	$823,331	7,733	3.73%
Time deposits	253,640	3,034	4.75	292,235	3,243	4.40
Total interest-bearing deposits	1,175,757	12,271	4.14	1,115,566	10,976	3.90
Total interest-bearing liabilities	$1,175,757	12,271	4.14	$1,115,566	10,976	3.90

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$332,487			$422,691
Other noninterest-bearing liabilities	12,221			11,649
Total noninterest-bearing liabilities	344,708			434,340
Shareholders' equity	197,943			164,964
Total liabilities and shareholders' equity	$1,718,408			$1,714,870

Net interest income		$21,217			$20,746
Net interest spread			3.78%			3.54%
Net interest margin			5.02%			4.87%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its third quarter results, which will be broadcast live over the Internet, on Friday, October 11, 2024 at 10:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/A87GMojkvZD. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/A87GMojkvZD shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600